Sub-Item 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter of bylaws:

(a.1.) Articles of Amendment, dated August 5, 2011, filed as Exhibit Item 28 a.(iii) - incorporated herein by reference to the SEC filing on April 27, 2012 under Conformed Submission Type 485(b) for Hartford Series Fund, Inc., CIK 0001053425, accession number 0001104659-12-029553.

(a.2.)  Articles of Amendment, dated June 27, 2012, filed as Exhibit Item 28 a.(iv) - incorporated herein by reference to the SEC filing on February 15, 2013 under Conformed Submission Type 485(a) for Hartford Series Fund, Inc., CIK 0001053425, accession number 0001104659-13-011277..